EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SouthCrest Financial Services:

We consent to the use of our report dated March 31, 2006, with respect to the consolidated financial statements included in SouthCrest Financial Group, Inc.’s 2005 Annual Report on Form 10-KSB incorporated by reference herein.

/s/ DIXON HUGHES PLLC

Atlanta, Georgia
November 15, 2006